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                                                                      Exhibit 8
                                                                      ---------

                           CUSTODY AGREEMENT BETWEEN
                             THE HUDSON RIVER TRUST
                                      AND
                         THE CHASE MANHATTAN BANK, N.A.


         This Agreement is dated August 25, 1988 by and between THE HUDSON RIVER TRUST, a business trust organized and existing under the laws of the Commonwealth of Massachusetts (the "Trust"), and THE CHASE MANHATTAN BANK, N.A., a national banking association organized under the laws of the United States (the "Bank").


                                  WITNESSETH:
                                  -----------

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified, open-end management investment company; and

         WHEREAS, the Trust is a "series" type of mutual fund, and as such issues separate classes of stock each of which represents a separate portfolio (a "Portfolio") of investments; and

         WHEREAS, the Trust desires that the securities and cash of each of its Portfolios shall be hereafter held by the Bank pursuant to the terms of this Agreement;

         WHEREAS, the Trust, the Bank and Integrity Life Insurance Company entered into a Custody Agreement, dated January 27, 1986, which will be terminated upon the execution of this agreement;

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and the Bank hereby agree as follows:

Section 1.  Definitions

         A. The word "securities" as used herein includes short term money market instruments and government obligations, and stocks, shares, bonds, debentures, notes, bank certificates of deposit or other obligations and any certificates of deposit or other obligations and any certificates, receipts, options, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets, and all other negotiable or non-negotiable paper.

         B. The words "Authorized Instruction" shall mean (i) a request, direction, notice or certification from any Authorized Person to the Bank in writing or via telephone, TWX, facsimile transmission, bank wire, the Bank's Securities InfoCash or Customer

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Data Entry System or other teleprocess or electronic instruction system acceptable to the Bank which the Bank believes in good faith to have been given by an Authorized Person or which is transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify or
(ii) a DTC Instruction (as defined in paragraph D of this Section 1). An Authorized Instruction given by telephone shall be confirmed by an Authorized Person within twenty four hours thereafter in writing or by facsimile transmission. However, the Bank shall not be liable for the failure of an Authorized Person to send such confirmation. Unless otherwise expressly provided, an Authorized Instruction shall continue in full force and effect until cancelled or superseded by a subsequent Authorized Instruction received by the Bank. If the Bank requires test arrangements, authentication methods or other security devices to be used with respect to an Authorized Instruction, any Authorized Instruction given by the Trust thereafter shall be given and processed in accordance with such terms and conditions for the use of such arrangements, methods or devices as the Bank may put into effect and modify from time to time. The Trust shall safeguard any testkeys, identification codes or other security devices which the Bank shall make available to it and shall hold the Bank harmless from any loss incurred by the Trust except to the extent that such loss resulted from negligent action, negligent failure to act or willful misconduct of the Bank or any of its nominees, agents or subcustodians in allowing the use of such security device by an unauthorized person. The Bank may electronically record any telephone discussions with respect to the securities and cash held pursuant to this Agreement.

         C. The words "Authorized Person" shall mean (a) the President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer and any Assistant Controller of the Trust whose names are specified in an incumbency certificate substantially in the form annexed hereto as Appendix A, and (b) any other person, whether or not any such person is an officer or employee of the Trust, who is duly authorized by the Board of Trustees of the Trust (the "Board") or the custody committee thereof (the "Custody Committee") to give, on behalf of the Trust, Authorized Instructions, and whose name is specified in a designation certificate substantially in the form annexed hereto as Appendix B.

         D. The words "DTC Instruction" shall mean a deliver or receive instruction received by the Bank on the Eligible Trade Report or the Ineligible Trade Report through the Depository Trust Company's institutional delivery system that contains a bank account number assigned by the Bank to a Portfolio of the Trust in the defined "agent internal account number" field.

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Section 2.  Names, Titles and Signatures

         A. Annexed hereto as Appendix A is an incumbency certificate signed by two of the present officers of the Trust setting forth the names, positions and signatures of the present officers of the Trust. The Trust agrees to furnish to the Bank a new such certificate in the event any such present officer ceases to be an officer or the Trust, or in the event other or additional officers are elected or appointed and the Trust desires that they be able to issue Authorized Instructions.

         B. Annexed hereto as Appendix B is a designation certificate signed by two of the present officers of the Trust setting forth the names and the signatures of the persons, other than officers of the Trust, who are presently authorized to issue an Authorized Instruction. The Trust agrees to furnish to the Bank a new such certificate in the event that any such present Authorization Person ceases to be so authorized or in the event that other or additional persons are so authorized.

Section 3.  Receipt and Disbursement of Money

         A. The Bank is hereby authorized to receive cash and to endorse and collect all checks, drafts or other orders for the payment of money received by the Bank for the Portfolios of the Trust.

         B. The Bank may cause the account of a Portfolio of the Trust to be credited on the payable date for interest, dividends or redemptions, and if the Bank so elects and subsequently is unable to collect such amount or property in the ordinary course of transactions, the Trust will return to the Bank such amount or property credited promptly upon receipt of the Bank's oral or written notification by the Trust. The Bank shall have no duty to institute legal proceedings, file a claim or proof of claim in any insolvency proceeding or take any action beyond its ordinary collection procedures to collect such amounts or property, but this Agreement shall not limit or waive any rights which the Trust may have against any other person.

         C. Subject to the provisions of Section 10, the Bank shall make, or cause its subcustodians to make, payments of cash held under this Agreement only

              (a) for the purchase of securities for a Portfolio of the Trust and upon the delivery of such securities to, or the crediting of such securities to the account of, the Bank or its subcustodian, each such payment to be made at prices as specified by an Authorized Instruction;

              (b) for the purchase or redemption of shares of the capital stock of the Trust and upon the delivery to the Bank or its subcustodian of such shares to be so purchased or redeemed;

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              (c) for the payment for the account of a Portfolio of the Trust of dividends, interest, taxes, management or supervisory fees, capital distributions, operating expenses or other expenses customarily associated with securities trading or securities processing;

              (d) for the payments to be made in connection with the conversion, exchange or surrender of securities held under this Agreement;

              (e) in the case of a purchase effected through the Depository Trust Company or under the Federal Reserve/Treasury book-entry systems (collectively "Securities System"), on a "daily net" basis;

              (f) in connection with repurchase agreements entered into by a Portfolio, against delivery of the underlying securities;

              (g) for the purchase of put options by a Portfolio of the Trust on securities held under this Agreement for such Portfolio upon receipt of notice of the transaction;

              (h) for other proper corporate purposes of the Trust; or

              (i) upon the termination of this Agreement as hereinafter set forth.

All payments of cash for the purpose permitted by subsection (a) through (g) of this paragraph C shall be made only upon receipt by the Bank of an Authorized Instruction. In the case of any payment to be made for the purpose permitted by subsection (h) of this paragraph C, the Trust shall first furnish to the Bank and the Bank must first receive a certified copy of a resolution of the Custody Committee or the Board describing such payment, declaring the purpose of such to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made. Any payment pursuant to subsection (i) of this paragraph C will be made in accordance with Section 18.

         D. In the event that any payment for clearance of securities transactions made under paragraph C of this Section 3 for a Portfolio of the Trust exceed the available cash held for such Portfolio under this Agreement, the Bank may, in its discretion, advance such Portfolio an amount equal to such excess and such advance shall be deemed a loan, payable on demand, from the Bank to the Trust, and, in the event of such a loan, the Bank may cause the account of such Portfolio to be debited for interest in an amount calculated using the rate of interest customarily charged by the Bank on similar loans.

         E. Whenever the Trust shall sell or redeem any shares of any Portfolio of the Trust, the Trust shall deliver to the Bank an Authorized Instruction duly specifying (a) the name of the insurance

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company separate account (in unit investment trust form) to which the shares are sold and from which money is to be received, or, in the case of a redemption, to which payment is to be made, (b) the Portfolio to which the shares relate and (c) the amount of money, in the case of a sale, to be received by the Bank, or, in the case of a redemption, to be paid by the Bank and the manner/mode in which such payment shall be made. Upon receipt of money from the sale of shares of a Portfolio, the Bank shall credit such money to the Trust account in the name of such Portfolio. Upon receipt of an Authorized Instruction from the Trust the Bank shall make payment as provided in paragraph C of Section 3 out of the cash held by the Bank for such Portfolio to which the redeemed shares relate.

Section 4.  Receipt and Disposition of Securities

         All securities received by the Bank for a Portfolio of the Trust shall be held by the Bank in a separate account or accounts physically segregated at all times from securities of any other Portfolio of the Trust or of any other person, firm, or corporation, unless deposited pursuant to Section 9 of this Agreement. All such securities are to be held or disposed of by the Bank for each Portfolio pursuant to the terms of this Agreement. The Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities, except pursuant to an Authorized Instruction, as provided in
Section 5 or as provided in paragraph A of Section 11.

Section 5.  Custody Account Transaction

         Subject to the provisions of Section 10, securities held under this Agreement will be transferred, exchanged or delivered by the Bank or its subcustodians only:

              (a) upon sale of such securities for a Portfolio of the Trust and receipt by the Bank or its subcustodian of payment therefor, each such payment to be in the amount specified by an Authorized Instruction;

              (b) when such securities are called, redeemed or retired, or otherwise become payable;

              (c) in exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment;

              (d) upon conversion of such securities pursuant to their terms into other securities;

              (e) upon exercise of subscription, purchase or other similar rights represented by such securities;

              (f) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

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              (g) in the case of a sale effected through a Securities System, on a "daily net" basis;

              (h) against payment under any repurchase agreement entered into by a Portfolio related to such securities;

              (i) in connection with the writing of a covered call option, upon receipt of an Authorized Instruction and payment of the premium due, the Bank shall (i) where the underlying securities are physically held by the Bank, cause an escrow receipt to be issued with respect to the underlying securities and shall hold such securities in a segregated account in accordance with the terms of the receipt or, (ii) where the underlying securities are maintained at a Securities System, cause a depository receipt to be issued requiring the Securities System to pledge the underlying securities to the Option Clearing Corporation (the "OCC"). At the expiration of a call option, the Bank shall (i) where the underlying securities are physically held by the Bank, take reasonable steps to obtain the return or release and cancellation of any escrow receipt; provided, however, that the Bank shall thereafter be under no liability for failure to obtain such return or release if the Bank promptly notifies the Trust of such failure, and upon the receipt of such release or upon the expiration or such escrow receipt in accordance with its terms, shall release such securities from the segregated account or (ii) where the underlying securities are maintained at Securities System, issue a release of deposit and deliver copies of such release to the subject OCC clearing member and to the OCC.

              (j) upon exercise of a call option written by a Portfolio of the Trust on securities held under this Agreement for such Portfolio, against the receipt of payment of the strike price therefor, and (i) where the underlying securities are physically held by the Bank, receipt by the Bank of documentation releasing and cancelling the escrow receipt previously issued by the Bank in connection with the transaction or, (ii) where the underlying securities are maintained at a Securities System, upon the issuance by the Bank of a release of deposit together with its representation that it will deliver such securities upon payment of the strike price.

              (k) upon exercise of a put option by a Portfolio of the Trust on securities held under this Agreement for such Portfolio, against a receipt of payment of the strike price therefor;

              (1) for other proper corporate purposes of the Trust;

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              (m) upon the termination of this Agreement as hereinafter set forth.

All transfers, exchanges or deliveries of securities held under this Agreement for a purpose permitted by subsections (a) through (k) of this Section 5, will be made, only upon receipt by the Bank of an Authorized Instruction. In case of any transfer, exchange, or delivery to be made for the purpose permitted by subsection (1) of this Section 5, the Trust shall first furnish to the Bank and the Bank must first receive a certified copy of a resolution of the Custody Committee or the Board describing such transfer, exchange or delivery, declaring the purpose of such to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made. Any transfer or delivery pursuant to subsection (m) of this Section 5 will be made in accordance with Section 18.

Section 6.  Maintenance of Securities Abroad

         Securities held pursuant to this Agreement shall be held in the United States or in any other country or other jurisdiction as shall be specified from time to time in an Authorized Instruction. Cash held pursuant to this Agreement shall be credited to an account in such amounts and in the country or other jurisdiction as shall be specified from time to time in an Authorized Instruction, provided that such country or other jurisdiction shall be one in which such cash is legal currency for the payment of public or private debts.

Section 7.  Eligible Foreign  Custodians  and  Securities Depositories

         The Bank is authorized to hold the securities and the cash held pursuant to this Agreement in custody and deposit accounts, respectively, which have been established by the Bank with one of its branches, a branch of a U.S. bank, an eligible foreign custodian or an eligible foreign securities depository; provided, however, that the Board has approved the use of, and the Bank's contract with, such eligible foreign custodian or eligible foreign securities depository by resolution, and a certified copy of such resolution has been provided to the Bank. Furthermore, if one of its branches, a branch of a qualified U.S. bank or an eligible foreign custodian is selected to act as the Bank's subcustodian to hold any of the securities or cash held pursuant to this Agreement, such entity may be authorized by resolution of the Board to hold such securities or cash in its account with any eligible foreign securities depository in which it participates. For purposes of this Agreement
(a) "qualified U.S. bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under Section 17(f) of the 1940 Act having aggregate capital, surplus, and undivided profits of not less than one hundred million dollars ($100,000,000); (b) "eligible foreign custodian" shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that

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has shareholders' equity in excess of two hundred million dollars
($200,000,000) in U.S. currency (or a foreign currency equivalent thereof),
(ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholder's equity in excess of one hundred million dollars ($100,00,000) in U.S. currency (or a foreign currency equivalent thereof) or (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Authorized Instructions and approved by the Bank; and
(c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling of securities or equivalent book-entries in the country or (ii) a transnational system for the central handling of securities or equivalent book-entries.

         Herein the term "subcustodian" will refer to any branch of a qualified U.S. bank, any eligible foreign custodian or any eligible foreign securities depository with which the Bank has entered into an agreement of the type contemplated hereunder regarding securities and cash held or to be held pursuant to this Agreement.

Section 8.  Use of Subcustodian

         With respect to securities and cash which are maintained by the Bank in the custody of a subcustodian pursuant to Section 7 (as used in this Section 8, the term "Securities" means such securities and cash):

              (a) The Bank shall identify on its books as belonging to a particular Portfolio of the Trust any Securities held by such subcustodian.

              (b) In the event that a subcustodian permits any of the Securities placed in its care to be held in any eligible foreign securities depository, such subcustodian shall be required by its agreement with the Bank to identify on its books such Securities as being held for the account of the Bank as a custodian for its customers.

              (c) Any Securities held by a subcustodian of the Bank shall be subject only to the instructions of the Bank or its agents on behalf of the Trust; and any Securities held in an eligible foreign securities depository for the account of a subcustodian shall be subject only to the instructions on behalf of the Trust of such subcustodian or, if permitted by the terms of the agreement between the Bank and such subcustodian, the Bank or its agents.

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              (d) The Bank shall deposit Securities only in an account with a subcustodian which includes exclusively the assets held by the Bank for its customers, and the Bank shall cause such account to be designated by such subcustodian as a special custody account for the exclusive benefit of customers of the Bank.

              (e) Unless otherwise stated in an agreement approved by the Board, any agreement the Bank shall enter into with a subcustodian with respect to the holding of Securities shall require that (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such subcustodian except for their safe custody or administration and (ii) beneficial ownership of such Securities is freely transferable without the payment of money or value other than for safe custody or administration; provided, however, that the foregoing shall not apply to the extent that any of the above-mentioned rights, charges, etc. result from any arrangements made by the Trust with any such subcustodian.

              (f) Upon request of the Trust, the Bank shall identify the name, address and principal place of business of any subcustodian of the Trust's securities and, as furnished to the Bank by such subcustodian, the name and address of the governmental agency or other regulatory authority that supervises or regulates such subcustodian.

              (g) The Bank hereby warrants to the Trust that it shall not enter into an agreement with a subcustodian with respect to the holding of Securities, unless, in its opinion, after due inquiry, the established procedures to be followed by each subcustodian afford protection for such Securities at least equal to that afforded by the Bank's established procedures with respect to similar securities held by the Bank (and its securities depositories) in New York.

Section 9.  Deposits by the Bank

         A. The Bank is authorized to deposit all or any part of the securities held by it pursuant to this Agreement in a "Securities depository" as defined in Rule 17f-4 under Section 17(f) of the 1940 Act including, without limitation, in the Federal Reserve/Treasury book-entry system for United States and Federal agency securities, the Depository Trust Company book-entry system or their successors and nominees, provided that such deposit is made in accordance with the provisions of such rule.

         B. The Bank is authorized to deposit options held by it pursuant to this Agreement with the OCC, provided:

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              (a) The Bank shall deposit the options with the OCC clearing member used to effect transactions relating to such options (the "Clearing Member") in an account that includes only assets held by the Bank for its customers.

              (b) Where options are transferred to the account of a Portfolio of the Trust, the Bank shall, by book-entry or otherwise, identify as belonging to such Portfolio a quantity of options in a tangible bulk of options (i) registered in the name of the Bank or its nominee or
         (ii) shown on the Bank's account on the books of the Clearing Member.

              (c) The Bank shall promptly send to the Trust any reports it receives from OCC or any Clearing Member used on their respective systems of internal accounting control.

              (d) The Bank shall have received a certified copy of a resolution of the Custody Committee or the Board approving the arrangements regarding the use of OCC.

Section 10. Custody Account Procedures

         A. With respect to all transactions for securities and cash held pursuant to this Agreement, including, without limitation, dividend and interest payments and sales and redemptions of securities, availability of funds credited to an account of a Portfolio will be based on the type of funds used in the trade settlement or payment, including, but not limited to, same day availability for federal or same day funds and next business day availability for clearing house or next day funds. Subject to the preceding sentence, with respect to any transaction involving securities held or to be held hereunder for a Portfolio of the Trust for which the Bank customarily offers this service, the Bank may in its discretion cause the account of such Portfolio to be credited on the contractual settlement date with the proceeds of any sale of such securities and to be debited on contractual settlement date for the cost of any of such securities purchased. The Trust agrees that the Bank's providing of this service is conditional upon the Trust maintaining a satisfactory business relationship with the Bank and a financial condition acceptable to the Bank. The amount of available cash held hereunder shall be calculated daily for each Portfolio of the Trust and shall be determined at the end of a particular day by aggregating (i) the amount of the cash held hereunder at the end of the prior day and (ii) the difference between the total credits and total debits applied to the cash held hereunder for that day. These debit and credit entries are provisional accounting entries which the Bank shall reverse in accordance with an Authorized Instruction and which the Bank may reverse if a transaction with respect to which any such credit or debit was made fails to settle within a reasonable period, determined by the Bank in its discretion, after the contractual settlement date, except that if any securities delivered pursuant to this Section 10 are returned by the recipient thereof, the Bank may reverse any such credits and debits at any time.

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The Bank has no obligation to use this crediting and debiting procedure with respect to a delivery of securities if the Trust does not have actually in its account sufficient securities to make the delivery. As with other transactions processed hereunder, the Bank's responsibility with respect to transactions for which it uses this crediting and debiting procedure shall be governed by the provisions of this Agreement, including Section 15. The Trust agrees that the Bank's using this procedure is not an assurance by it that the transaction will actually settle on the contractual settlement date and does not impose responsibility on the Bank with respect to the transaction. Without limiting the Bank's right to reverse credits and debits described above, the account statements which it furnishes to the Trust shall reflect transactions as to which the Bank uses this procedure as if they had actually settled on the contractual settlement date, unless, prior to the date to which the statement relates, the Bank has reversed such credits and debits.

         B. With respect to any transaction as to which the Bank does not determine so to credit or debit the account of a Portfolio of the Trust, the proceeds from the sale or exchange of securities will be credited and the cost of such securities purchased or acquired will be debited to the account of such Portfolio on an actual basis, together with any other transactions of such Portfolio, on the date such proceeds or securities are received by the Bank.

         C. Notwithstanding the preceding paragraphs A and B, settlement and payment for securities received for, and delivery of securities out of, the account of a Portfolio of the Trust may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities or depository or escrow receipts to the purchaser thereof or to a dealer therefor (or to an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer (or agent therefor). Provided that the Bank did not select the party to which securities were delivered against a receipt in accordance with the preceding sentence, it shall not bear the risk of collection of the funds or other property paid or distributed in respect of such securities.

Section 11. Certain Duties of the Bank

         A. Unless and until the Bank receives an Authorized Instruction to the contrary, the Bank shall, or shall instruct or authorize the appropriate subcustodian to, (a) present for payment all securities held under this Agreement which are called, redeemed or retired or otherwise become payable and all coupons and other income items held by it for the appropriate Portfolio of the Trust which call for payment upon presentation and hold the cash received by it upon such payment for such Portfolio in accordance with the terms of this Agreement; (b) receive interest and cash dividends and credit the same to the appropriate Portfolio of the Trust; (c) hold for the appropriate Portfolio of the Trust all stock dividends,

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rights and similar securities issued with respect to any securities held by it;
and (d) exchange interim receipts or temporary securities held under this Agreement for the definitive securities issued in exchange therefor.

         B. Upon receipt of an Authorized Instruction, the Bank shall (a) convert money of foreign issue into United States dollars or any other currency necessary to effect any transaction involving securities held or to be held pursuant to this Agreement whenever it is practicable to do so through customary banking channels, using the method or agency, designated in the Authorized Instruction, if any, and if no method is designated, using any method or agency available, including, but not limited to, the facilities of the Bank, its subsidiaries, affiliates or subcustodians; and (b) execute as agent on behalf of the Trust all ownership certificates in such form and manner as such Authorized Instruction shall direct.

Section 12. Registration of Securities

         A. Except as otherwise directed by an Authorized Instruction, the Bank shall register all securities, except such as are in bearer form, (i) in the name of a nominee or nominees which are either a "dba" of the Bank or, if a separate legal entity, subject to the legal and operational control of the Bank, (ii) as to any securities maintained at a securities depository, in the name of a nominee or nominees appointed by such a securities depository or
(iii) as to any securities held by a subcustodian, in the name of a nominee or nominees appointed by such subcustodian. The specific securities held by the Bank hereunder shall be at all times identifiable in its records. If any securities registered in the name of such nominee or nominees are called for partial redemption by the issuer of such securities, the Bank may allot the called portion to the respective beneficial holders of such securities in a manner customarily used by the Bank with respect to such allotments. In consideration of the registration of any stocks, bonds, securities, and other property, in the name of the Bank's nominees or the nominees of a depository or subcustodian, the Trust agrees to pay on demand to the Bank or the nominees the amount of any loss or liability for stockholder's assessments, or otherwise, claimed or asserted against the Bank, the subcustodian or the nominees by reason of such registration.

         B. The Trust shall from time to time, as necessary, furnish to the Bank appropriate instruments to enable the Bank to hold or deliver in proper form for transfer, or to register in the name of a nominee as specified above, any securities which it may hold for the Trust and which may from time to time be registered in the name of the Trust.

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Section 13. Voting and Other Action

         A. Neither the Bank nor any nominee nor any securities depository nor any subcustodian shall vote any of the securities held hereunder for the Trust, except in accordance with the instructions contained in an Authorized Instruction. The Bank shall promptly deliver, or cause to be executed and delivered, to the Trust all notices, proxies and proxy soliciting materials received by the Bank or any nominee with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Trust) but without indicating the manner in which such proxies are to be voted.

         B. The Bank shall transmit promptly to the Trust all written information (including, without limitation, pendency of calls and maturities of securities and expiration of rights in connection therewith) received by the Bank or any nominee from issuers of the securities being held for a Portfolio of the Trust. With respect to tender or exchange offers, the Bank shall transmit promptly to the Trust all written information received by the Bank or any nominee from issuers of the securities whose tender or exchange is sought and from the party (or the party's agents) making the tender or exchange offer.

Section 14. Transfer Taxes and Other Disbursements

         A. The Bank is authorized and directed, unless otherwise advised in particular transactions, to claim exemption from transfer taxes on all transfers and deliveries of securities held under this Agreement. The Trust shall pay or reimburse the Bank from time to time for any transfer taxes or other charges paid by the Bank upon transfers of securities made hereunder, and for all other necessary and proper out of pocket disbursements and expenses made or incurred by the Bank in the performance of this Agreement.

         B. Upon receipt of an Authorized Instruction, the Bank shall execute and deliver such certificates as may reasonably be requested by an Authorized Person in connection with securities delivered to it or by it under this Agreement in such form and manner as such Authorized Instruction shall direct.

Section 15. Concerning the Banking

         A. The Bank shall be paid by the Trust as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the Trust and the Bank.

         B. The Trust agrees to indemnify and hold harmless the Bank and any of its nominees, agents and subcustodians from any and all losses, liabilities, claims, demands, damages, and cost and expenses (including, without limitation, counsel fees and expenses) (collectively, "Losses") incurred or assessed against it or them in connection with the performance of this Agreement, except such as may arise from negligent action, negligent failure to act or willful misconduct of the Bank or any of its nominees, agents or subcustodians.

         C. The Bank agrees to indemnify and hold harmless the Trust from any general damages arising out of any inability of the Trust to transfer securities or cash held by subcustodian appointed by the Bank pursuant to
Section 7, where such inability results from any dispute between the Bank and such subcustodian; provided, however, the Bank shall not be liable under this paragraph C if it acts in good faith in connection with such dispute.

         D. The Bank shall not be liable for any action taken in good faith pursuant to an Authorized Instruction or a certified copy of any resolution of the Custody Committee or the Board and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed. In addition, the Bank shall not be liable for any losses to the extent that such losses resulted from, or were caused by, nationalization, expropriation, currency restrictions, acts of war or terrorism, insurrection, revolution, hurricane, tornado, earthquake or nuclear fusion, fission or radiation ("Intervening Forces").

         E. With respect to all securities and cash held under this Agreement, the Bank shall maintain safeguards and controls in conformity with current and established banking and depository practices and usages. The Bank shall use reasonable care with respect to the safekeeping of property under this Agreement.

         F. Subject to paragraph G of this Section 15 and notwithstanding paragraph E of this section 15, the Bank shall be strictly liable to the Trust for any loss of securities or cash held pursuant to the Agreement resulting from robbery, theft, burglary, fire or mysterious disappearance while such securities and cash are in the Bank's custody or the custody of a nominee, central depository or agent retained by the Bank. In addition, the Bank will be liable to the Trust for losses of such securities or cash which result from the Bank's negligence or willful misconduct or the negligence or willful misconduct of its officers, employees and agents, including nominees or central depositories retained by the Bank. The Bank shall have the burden of proving lack of such negligence or willful misconduct. In the event of a loss of securities or cash while in the custody of the Bank or the custody of a nominee, depository or agent other than a loss resulting from Intervening Forces, the Bank shall (i) remit the amount of such cash to the Trust and (ii) replace any such securities with securities of like kind and quality, together with any rights and privileges pertaining thereto, or if acceptable to the Trust remit cash equal to the market value of such securities as of the date of discovery of the loss; provided, however, that the Trust shall reimburse the Bank for any such replacement of securities or remission of cash if the Bank is not liable to the Trust in accordance with this section 15.

         G. Notwithstanding the provisions of paragraph F, as to securities or cash held by a subcustodian, or an eligible foreign securities depository engaged by such subcustodian, the Bank shall only be liable to the Trust for losses which shall occur as a result of the failure of such subcustodian or eligible foreign securities depository to exercise reasonable care with respect to the custody of securities and cash held pursuant to this Agreement; provided, however, that the Bank shall not be liable for any loss of such securities or cash to the extent that such loss resulted from, or was caused by, the direction of the Trust to maintain custody of any securities or cash in a foreign country including, without limitation, losses resulting from acts of God or Intervening Forces. In the event that the Bank is liable to the Trust for a loss of securities or cash held pursuant to this Agreement, the Bank shall (i) remit the amount of such cash to the Trust and (ii) replace such securities with securities of like kind and quality, together with any rights and privileges pertaining thereto, or if acceptable to the Trust, remit cash equal to the market value of such securities as of the date of discovery of such loss.

         H. Upon request by the Trust, any reasonable costs and expenses incurred by the Trust in defending or preparing to defend any investigation, suit or other proceeding initiated by a third party as a result of a loss of securities or cash held under this Agreement for which the Bank is liable will be paid by the Bank to the Trust in a current manner as such costs and expenses are paid by the Trust.

         I. Subject to its obligations set forth above, the Bank will be liable to the Trust only to the extent of its general damages suffered or incurred for which liability is imposed upon the Bank by a court of law or under the terms of this Agreement. General damages shall mean only those damages as directly and necessarily result from such act or omission without reference to any special conditions or circumstances of the Trust or of any transaction.

         J. The Bank shall be responsible only for those duties stated in this Agreement or contained in an Authorized Instruction and, without limiting the foregoing, the Bank shall have no duty or responsibility:

              (a) to supervise the investment of, or make recommendations with respect to the purchase, retention or sale of, securities or other property relating to the account of any Portfolio of the Trust or to maintain any insurance for the benefit of the Trust on property held under this Agreement;

              (b) with regard to any security held under this Agreement as to which a default in the payment of principal or interest has occurred, to give notice of default, make demand for payment or take any other action with respect to such default;

              (c) for any act or omission, or for the solvency or notice to the Trust of the solvency, of any broker or dealer which is selected by the Trust or any other person other than the Bank, its officers, employees it agents, to effect any transaction for any Portfolio of the Trust;

              (d) to evaluate, or report to the Trust regarding, the financial condition of any party to which the Trust delivers securities or payment pursuant to this Agreement, except if selected by the Bank, its officers, employees or agents; or

              (e) for any loss occasioned by delay in the actual receipt of notice by the Bank of any payment, redemption or other transaction in respect to which the Bank is authorized to take some action pursuant to this Agreement.

         K. The Bank represents and warrants that it currently maintains a banker's blanket bond which provides standard fidelity and non-negligent loss coverage in the amount of one hundred million dollars ($100,000,000) with respect to the securities and cash which may be held pursuant to this Agreement. The Bank agrees that if at any time it for any reason discontinues or reduces such coverage, it shall provide prior written notice of such fact to the Trust. The Bank need not maintain any insurance specifically for the benefit of the Trust.

Section 16. Reports by the Bank and Access for Examination

         A. The Bank shall furnish to the Trust at the close of each month statements (which, if requested by the Trust, are to be certified by a duly authorized officer of the Bank) showing (i) the number of shares or other units or the principal amounts held, as the case may be, of the securities held by it for each of the Portfolios of the Trust and by each subcustodian, including an identification of the entity having custody of the securities hereunder, and
(ii) details of each of the debit and credit entries made for each of the Portfolios of the Trust, which statement shall identify the entity which has or had custody of the underlying securities. The Bank shall also furnish to the Trust such daily or special reports as reasonably required by the Trust in respect of any of the assets held hereunder by the Bank or by a subcustodian.

         B. With respect to securities or cash held by a' subcustodian, in the absence of the filing in writing with the Bank by the Trust of exceptions or objections to any statement furnished pursuant to paragraph A of this Section 16 within twelve months of the receipt by the Trust of such statement, the Trust shall be deemed to have approved any such statement; and in such case or upon written approval of the Trust of any such statement the Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement has been settled by the decree of a court of competent jurisdiction in an action in which the Trust and all persons having an equity interest in the Trust were parties.

         C. The books and records of the Bank pertaining to its actions under this Agreement shall be open at reasonable times for inspection and audit by members of the Board, Authorized Persons, the independent auditors for the Trust, and other persons designated by or pursuant to resolutions of the Custody Committee or the Board. In addition, the Bank shall submit to all regulatory and administrative bodies having jurisdiction over the operations of the Trust, present or future, any information reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations. The Bank shall, subject to restrictions under applicable law, also obtain from any subcustodian with which the Bank maintains the custody of any securities held pursuant to this Agreement an undertaking to provide such access to its books and records and such information as the Bank has agreed to provide in this paragraph C.

         D. Upon a reasonable request from the Trust, the Bank shall furnish to the Trust such reports (or portions thereof) of the Bank's external auditors as relate directly to the Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement. The Bank shall use its best efforts to obtain and furnish the Trust with such similar reports as the Trust may reasonably request with respect to each eligible foreign custodian and eligible foreign securities depository holding securities pursuant to this Agreement.

Section 17. Authority

         The Trust warrants its authority to deposit pursuant to this Agreement any securities and cash which the Bank or its agents receive for deposit and give instructions relative thereto.

Section 18. Termination or Assignment

         This Agreement may be terminated by the Trust or the Bank on sixty
(60) days' notice, given in writing and sent by registered mail to each of the other parties. Upon any termination of the Agreement, pending appointment of a successor to the Bank or a determination by the Board to function without a bank custody arrangement for the securities of the Trust or to operate the Trust in any other form permitted of the Trust or to operate the Trust in any other form permitted by law not requiring a custodian of such securities, the Bank may deliver the securities held by it pursuant to this Agreement to a bank or trust company in the city of New York of its own selection having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than one hundred million dollars ($100,000,000) as a safekeeper for the Trust to be held under terms similar to those of this Agreement. The obligations of the parties hereto regarding the exercise of care with respect to any securities or cash of a Portfolio of the Trust then held by the Bank, indemnities and payment of fees and expenses shall survive the termination of this Agreement.

Section 19. Governing Law and Successors and Assigns

         This Agreement shall be governed by the laws of the State of New York. This Agreement may not be assigned by either the Trust or the Bank, but shall bind the successors in interest of the Trust and the Bank.

Section 20. Notice to Parties

         All written notices required under this Agreement shall be deemed duly given to the parties if personally delivered or mailed to the parties at their respective addresses set forth below (unless written notice of change of address shall have been given):

To the Trust:           The Hudson River Trust
                        1221 Avenue of the Americas
                        New York, New York 10020
                        Attention:  J. Scott Fox

                        The Hudson River Trust
                        1755 Broadway, 3B
                        New York, New York 10019
                        Attention:  Dennis Sheehan

To the Bank:            The Chase Manhattan Bank, N.A.
                        One Chase Manhattan Plaza
                        New York, New York 10005
                        Attention: William J. Keenan

Section 21. Prior Proposals

         This agreement contains the complete agreement of the parties hereto with respect to the holding of the securities and cash of each of the Portfolios of the Trust (except as may be expressly provided to the contrary herein) and supercedes and replaces any previously made proposals, representations, warranties or agreements with respect thereto by either or both parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first above written.

         Executed in several counterparts, each of which is an original.

ATTEST:                                     THE HUDSON RIVER TRUST



  /s/ Kevin Keefe                           By:  /s/ Kathleen W. Bratton
------------------------                       -------------------------
  Secretary                                          Vice President

ATTEST:                                     THE CHASE MANHATTAN BANK, N.A.



  /s/ Ilian Alvarado                        By:  /s/ Carl J. Ferrara
------------------------                       -------------------------